UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 17, 2015
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 17, 2015, Discovery Laboratories, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel”), on behalf of itself and as representative of the underwriters named therein, pursuant to which the Company agreed to offer and sell up to approximately 16.333 million Series A units at a price per unit of $0.60 and up to 42.0 million Series B units at a price per unit of $0.60 (the “Offering”).  Each Series A unit will consist of one share of common stock, par value $0.001 per share, and a Series A warrant to purchase one share of common stock at an initial exercise price of $.70 per share.  Each Series A warrant will be exercisable at any time on or after the date of issuance until the seventh anniversary of the issuance of the Series A warrants.  The Series A units will not be issued or certificated.  The shares of common stock and Series A warrants will be issued separately but can only be purchased together in the Series A units in the Offering.

The Series B units will be offered and sold to those purchasers whose purchase of Series A units in the Offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding common stock following the completion of the Offering.  Each Series B unit will consist of a Pre-Funded Series B warrant to purchase up to one share of common stock at an initial exercise price of $.60 per share, of which the entire amount will be pre-paid upon issuance of the Series B warrants, and a Series B warrant to purchase up to one share of common stock at an initial exercise price of $.70 per share.  Each Pre-Funded Series B warrant and Series B warrant will be exercisable at any time on or after the date of issuance until the seventh anniversary of the issuance of the Pre-Funded Series B warrants and Series B warrants, respectively.  The Pre-Funded Series B warrants and Series B warrants will be issued separately but can only be purchased together in the Series B units in the Offering.

The Offering is being made pursuant to a preliminary prospectus supplement dated July 16, 2015, and an accompanying prospectus dated June 13, 2014, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-196420), which was filed with the Securities and Exchange Commission (the “Commission”) and declared effective on June 13, 2014.

The Offering is expected to close July 22, 2015, subject to the satisfaction of customary closing conditions.  The net proceeds to the Company are expected to be approximately $32.7 million (including up to $5.0 million in non-cash consideration that the Company expects to receive from affiliates of Deerfield Management Company, L.P. (Deerfield), its lender, in the form of reduction in future interest payments due under the Company's loan agreement with Deerfield, and prior to exercise of the over-allotment option granted to the underwriters to purchase up to an additional 8.75 million units to cover over-allotments, if any), after deducting underwriting discount and estimated expenses payable by the Company associated with the Offering.  The net proceeds will be used primarily (i) to advance the Company’s AEROSURF® development program, and (ii) for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and Stifel, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Copies of the Underwriting Agreement, form of Series A warrant, form of Pre-Funded Series B warrant and form of Series B warrant are filed herewith as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.  The foregoing description of the Underwriting Agreement, the Series A warrants, the Pre-Funded Series B warrants and the Series B warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The opinion of the Company’s counsel regarding the validity of the securities issued pursuant to the Offering is also filed as Exhibit 5.1.

Item 8.01.	Other Events.

Reference is made to the description of the Offering in Item 1.01.  Pursuant to the Underwriting Agreement, the Company and each of its executive officers and directors, subject to certain exceptions, have agreed with Stifel not to dispose of or hedge any of their shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for 90 days after the date of this prospectus without first obtaining the written consent of Stifel.  However, the Company may issue securities (i) pursuant to its employee benefit and compensation plans, (ii) pursuant to outstanding options, warrants and rights, (iii) pursuant to the terms of a Facility Agreement dated February 13, 2013 (Deerfield Facility) with affiliates of Deerfield Management Company, L.P., (iv) in connection with strategic alliances involving the Company, and (v) in other cases as specified in the Underwriting Agreement.  In addition, the Company may sell Common Stock under its At-the-Market Equity Offering Sales Agreement with Stifel commencing 30 days after the date of the Company’s final prospectus supplement for the Offering.

As of June 30, 2015, the Company had cash and cash equivalents of $26.1 million compared to $44.7 million as of December 31, 2014, and long-term debt of $30 million under the Deerfield Facility.  As previously disclosed, on July 9, 2015, the Company entered into an amendment to the Deerfield Facility pursuant which, among other things, the Company prepaid in cash $2.5 million of the principal amounts outstanding under the Facility Agreement.

Cash outflows for the three months ended June 30, 2015 consisted of $9.5 million used for ongoing operating activities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated July 17, 2015, between Discovery Laboratories, Inc. and Stifel, Nicolaus & Company, Incorporated

4.1	Form of Series A Warrant

4.2	Form of Pre-Funded Series B Warrant

4.3	Form of Series B Warrant

5.1	Opinion of Dentons US LLP

23.1	Consent of Dentons US LLP (included in its opinion filed as Exhibit 5.1 hereto)

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ John G. Cooper
Name:	John G. Cooper
Title:	President and Chief Executive Officer

Date:  July 17, 2015